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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Nabors Industries, Inc. on Form S-3 (File No. 333-25233) of our report dated February 19, 1998, on our audit of the consolidated financial statements of Bayard Drilling Technologies, Inc. as of December 31, 1997 and for the year then ended, which report is included in Nabors Industries, Inc.'s current report on Form 8-K dated March 1, 1999. We also consent to the reference to our firm under the captions "Experts".

                                                  /s/ PRICEWATERHOUSECOOPERS LLP
                                                      PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
March 1, 1999